UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 2, 2011

Penn Virginia GP Holdings, L.P.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-33171	20-5116532
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Five Radnor Corporate Center, Suite 500 100 Matsonford Road, Radnor, Pennsylvania	19087
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 975-8200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On February 2, 2011, Penn Virginia GP Holdings, L.P. (the “Partnership”) issued a news release announcing that Glass Lewis & Co. and Egan-Jones Proxy Services, proxy advisory firms, recommended that the Partnership’s unitholders vote for the previously announced Agreement and Plan of Merger by and among the Partnership, Penn Virginia Resource GP, LLC, Penn Virginia Resource Partners, L.P., PVG GP, LLC and PVR Radnor, LLC and that the Partnership had entered into proposed settlement of the merger-related litigation. A copy of the news release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information furnished pursuant to this Item 7.01 and the accompanying Exhibit 99.1 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, and is not to be incorporated by reference into any filing of the Partnership.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Penn Virginia GP Holdings, L.P. news release dated February 2, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENN VIRGINIA GP HOLDINGS, L.P.

By:	PVG GP, LLC its General Partner

	By:	/s/ Bruce D. Davis, Jr.
BRUCE D. DAVIS, JR.
Executive Vice President and General Counsel

Dated: February 2, 2011

EXHIBIT INDEX

(d) Exhibits.

99.1	Penn Virginia GP Holdings, L.P. news release dated February 2, 2011.